Exhibit 99.1

Unigene’s Leading Peptide Development Expertise Endorsed with Strategic Equity Investment of up to $6 Million by Industry Legend Dr. Claus Christiansen

-Immediate equity investment of $1.5 million-
-Option for additional $4.5 million over the next 9 months-

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October 6, 2011 –Boonton, NJ– Unigene Laboratories, Inc. (OTCBB: UGNE) today announced that Dr. Claus Christiansen, Chairman of Nordic Bioscience, purchased $1.5 million of Unigene’s common stock at a purchase price equivalent to the average share price over the previous 30 days through his Danish foundation, Den Danske Forskningsfond (DDF) with an option to purchase an additional $1.5 million before year end.  DDF has an option for an additional equity investment of up to $3.0 million in the first half of 2012.

Ashleigh Palmer, President and CEO of Unigene, said, “Claus Christiansen is a legend in our industry, and his endorsement of Unigene’s technology platforms and therapeutic peptides is a major accomplishment. Dr. Christiansen’s investment provides additional cash runway, thereby enabling Unigene to launch its recently announced collaboration with Nordic Bioscience much sooner than would have otherwise been possible.”

Claus Christiansen, commented, “I have been following Unigene’s tremendous progress closely since Ashleigh and his management team began their successful turnaround last year.  I believe our investment provides the additional capital necessary to expedite the advancement of Unigene’s various development programs, and in particular, the launch of the Nordic/Unigene joint development vehicle focused on potential blockbuster therapeutic peptide market opportunities such as Type 2 diabetes.”

About Claus Christiansen
Claus Christiansen is Chairman of Nordic Bioscience, and Executive Director and Chairman of CCBR/Synarc. He received his medical education at the University of Copenhagen, Denmark in 1971, and held the post of Head of the Department of Clinical Pathology and Clinical Chemistry, Glostrup Hospital, University of Copenhagen for 14 years.  Hereafter he founded Den Danske Forskningsfond (The Danish Research Foundation) with its subsidiary Center for Clinical and Basic Research (CCBR) where he was the Executive Director. Over the past 30 years, Dr. Christiansen has published extensively in the field of osteoporosis with over 900 articles and book chapters, particularly in the area of calcium metabolism in postmenopausal women.

Dr. Christiansen has been Chairman of several international symposia on osteoporosis, and has been an invited speaker on calcium metabolism at almost all international meetings in the field. In addition, he is a member of the Editorial Boards of the journals Bone and Osteoporosis International.

About Unigene Laboratories, Inc.
Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence encompasses extensive intellectual property covering delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence assets include proprietary oral and nasal peptide delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies. Unigene’s technologies have extensive clinical and partner validation.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward- looking statements, including with respect to clinical studies of one of our licensees. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Investor Contact:
Unigene Laboratories, Inc.
Jenene Thomas
VP, Investor Relations and Business Administration
973-265-1107
jthomas@unigene.com

Media Contact:
Tiberend Strategic Advisors
Jason Rando / Andrew Mielach
212-827-0020
jrando@tiberend.com / amielach@tiberend.com

Source:  Unigene Laboratories, Inc.